Exhibit 99.1
BRILLIAN CORPORATION
SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 29, 2005
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder(s) of BRILLIAN CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company, each dated October ___, 2005, and hereby appoints Vincent F. Sollitto, Jr. and Wayne A. Pratt, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of the Company, to be held on Tuesday, November 29, 2005, at 10:00 a.m., local time, at the Company’s corporate headquarters at 1600 North Desert Drive, Tempe, Arizona, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the approval of the issuance of Brillian common stock in the merger with Syntax; FOR the approval of a reverse stock split to be effected through an amendment to Brillian’s certificate of incorporation; FOR the approval of an amendment to Brillian’s certificate of incorporation to change its name to Syntax-Brillian Corporation; FOR the ratification of two financing transactions; and as said proxies deem advisable on such other matters as may come before the meeting.
     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(Continued and to be signed and dated on the other side.)

BRILLIAN CORPORATION
P.O. BOX 11227
NEW YORK, N.Y. 10203-0227

Sign, Date, and Return the Proxy Card Promptly Using the Enclosed Envelope.

☐	Votes must be indicated (x) in Black or Blue ink.
1.
Proposal to approve the issuance of Brillian common stock in the merger pursuant to the Agreement and Plan of Reorganization, dated as of July 12, 2005, among Brillian Corporation, BRMC Corporation, a wholly owned subsidiary of Brillian, and Syntax Groups Corporation, as a result of which BRMC Corporation will be merged with and into Syntax and Syntax will become a wholly owned subsidiary of Brillian.

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.
Proposal to enable Brillian to effect a reverse stock split, ranging from a one-for-two to a one-for-three, of all of the issued and outstanding shares of Brillian common stock through a proposal to approve a series of amendments to Brillian’s certificate of incorporation, in order to seek to maintain the listing of Brillian common stock on the Nasdaq National Market following the merger with Syntax.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.
Proposal to approve an amendment to Brillian’s certificate of incorporation to change its name from Brillian Corporation to Syntax-Brillian Corporation following the completion of the merger with Syntax.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.
Proposal to ratify two financing transactions involving the issuance and sale of Brillian’s 7% convertible debentures, 4% convertible debentures, and warrants to purchase shares of Brillian’s common stock and to authorize the issuance of shares of Brillian’s common stock issuable upon conversion of the 7% convertible debentures and the 4% convertible debentures and upon exercise of the warrants.

☐	FOR	☐	AGAINST	☐	ABSTAIN
and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.
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(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)
Date

Share Owner sign here

Co-Owner sign here